Exhibit 99.1

Generation Income Properties Announces Closing of Underwriters’ Option to Purchase Additional Units in Connection with its Public Offering

TAMPA, FL September 30, 2021 — Generation Income Properties, Inc. (“GIP” or the “Company”) (NASDAQ:GIPRU), a Maryland real estate investment corporation focused on retail, office and industrial net lease properties located primarily in major and coastal U.S. cities, today announced the closing of the sale of an additional 165,000 Units, with each Unit consisting of one share of common stock and one warrant to purchase one share of common stock, at a price of $10 per Unit pursuant to the partial exercise of the underwriters’ over-allotment option in connection with its public offering that closed on September 8, 2021.  The partial exercise of the over-allotment option resulted in gross proceeds of approximately $1,650,000,bringing the total gross proceeds of the public offering to approximately $16,650,000.

Maxim Group LLC acted as the sole book-running manager for the offering and Joseph Gunnar & Co. LLC acted as a co-manager for the offering.

The shares of common stock and warrants will begin separate trading 31 days from the date the registration statement was declared effective, unless Maxim informs the Company of its decision to allow earlier separate trading and the Company publicly announces when the separate trading will begin.

A registration statement on Form S-11 (File No. 333-235707) was filed with the Securities and Exchange Commission (“SEC”) and became effective on September 2, 2021. A final prospectus relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov. The offering was made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745. Before investing in the Company’s securities, interested parties should read in its entirety the registration statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in United States cities with an emphasis on major primary and coastal markets. GIP intends to elect to be taxed as a real

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estate investment trust. GIP invests primarily in freestanding, single-tenant commercial retail, office and industrial properties. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “plan,” “should,” “will,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. It reflects the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control which could have a material adverse effect on the Company's business, financial condition, and results of operations. Some of these risks and uncertainties are identified in the registration statement on Form S-11 (File No. 333-235707) and the final prospectus when available, the Company's most recent Annual Report on Form 1-K and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

Contact:

ir@gipreit.com

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